UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue
South Easton, Massachusetts 02375

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase and Exchange Agreement

On December 24, 2014, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Securities Purchase and Exchange Agreement”) with Clayton A. Struve, pursuant to which the Company agreed to exchange an aggregate of 2,100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) held by Mr. Struve for 21 shares of a newly created series of preferred stock, designated Series H2 Convertible Preferred Stock, par value $0.01 per share (the “Series H2 Convertible Preferred Stock”) in a non-cash transaction. The closing price of the Common Stock on the date of the exchange was $0.27.

The Series H2 Convertible Preferred Stock has an original issue price of $25,000 per share. The exchange ratio is 100,000 shares of Common Stock for each share of Series H2 Convertible Preferred Stock, or a stated conversion price of $0.25 per share. The 21 shares of Series H2 Convertible Preferred Stock issued to Mr. Struve are therefore convertible into 2,100,000 shares of Common Stock.

This description of the Securities Purchase and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase and Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Series H2 Convertible Preferred Stock

The Series H2 Convertible Preferred Stock was created by an amendment to the Company’s Restated Articles of Organization, as amended, filed by the Company with the Secretary of the Commonwealth of Massachusetts on December 24, 2014.

Dividends. The holders of Series H2 Convertible Preferred Stock shall be entitled to receive dividends equal (on an as-if-converted into shares of Common Stock basis) to and in the same form as dividends paid on shares of Common Stock.

Liquidation. Upon liquidation, dissolution or winding up of the Company, the holders of Series H2 Convertible Preferred Stock shall be entitled to be paid out of the remaining assets of the Company available for distribution to the holders of Common Stock (on an as-if-converted into Common Stock basis) on a pari passu basis with the holders of Common Stock. The Series H2 Convertible Preferred Stock is junior to the shares of the Company’s Series D Preferred Stock and pari passu with the Company’s Series G, Series H1, Series J, and Series K Convertible Preferred Stock.

Voluntary Conversion. Each share of Series H2 Convertible Preferred Stock is convertible into 100,000 shares of Common Stock at any time at the option of the holder, after 61 days advance notice, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series H2 Convertible Preferred Stock, such holder’s shares of Series H2 Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion. At the election of the Company and upon written notice, each share of Series H2 Convertible Preferred Stock will automatically be converted into shares of Common Stock at the Conversion Ratio then in effect:  (i) if the Common Stock trades on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) at a price equal to at least $.75, for 7 out of 10 consecutive trading days with average daily trading volume of at least 10,000 shares, (ii) on or after the first anniversary of the original issuance date of the Series H2 Convertible Preferred Stock or (iii) upon completion of a firm-commitment underwritten registered public offering by the Company at a per share price equal to at least $1.50, with aggregate gross proceeds to the Company of not less than $2.5 million.  Unless waived under certain circumstances by the holder of the Series H2 Convertible Preferred Stock, such holder’s Series H2 Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Voting Rights. The holders of Series H2 Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except as required by law.

This description of the Series H2 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The sale of the shares of Series H2 Convertible Preferred Stock described in Item 1.01 of this Current Report on Form 8-K were issued and sold in a private placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company based such reliance upon representations made by the purchaser of the shares, including, but not limited to, representations as to the purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the purchaser’s investment intent. The shares of Series H2 Convertible Preferred Stock were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The shares of Series H2 Convertible Preferred Stock may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 24, 2014, the Company filed an Articles of Amendment to the Articles of Organization with the Commonwealth of Massachusetts in order to effectuate an increase in the authorized common stock of the Company (the "Increase in Authorized Common Stock") from an aggregate of fifty million (50,000,000) shares to sixty five million (65,000,000) shares, par value of $0.01 per share. The amendment will not affect the number of the Company’s issued and outstanding preferred shares.

In addition, the Company filed a Certificate of Designation with the Commonwealth of Massachusetts for the Series H2 Convertible Preferred Stock, discussed under Item 1.01 above, of this Current Report on Form 8-K. The information set forth therein is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Securities Purchase and Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: December 31, 2014	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President